Exhibit 5.1
, 2011
Bluestem Brands, Inc.
6509 Flying Cloud Drive
Eden Prairie, Minnesota 55344
Ladies and Gentlemen:
     We have acted as counsel to Bluestem Brands, Inc., a Delaware corporation (the “Company”), in connection with the proposed registration by the Company of $150,000,000 in maximum aggregate offering price of shares of its common stock, par value $0.00001 per share (the “Common Stock”), pursuant to a Registration Statement on Form S-1 (Registration No. 333-173668), filed with the Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended (the “Securities Act”) (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”). Of the Shares to be registered pursuant to the Registration Statement, up to            shares are being offered by the Company (the “Company Shares”), which includes shares to be subject to the underwriters’ over-allotment option, and up to            shares are being offered by the selling stockholders named in the Registration Statement (the “Selling Stockholder Shares” and, together with the Company Shares, the “Shares”). For purposes of this opinion, the terms Company Shares and Selling Stockholder Shares also refer to any additional Shares included pursuant to Rule 462(b) under the Act.
     We have examined the Registration Statement and the Amended and Restated Certificate of Incorporation of the Company, as amended, which has been filed with the Commission as an exhibit to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such corporate and other records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.
     In rendering the opinions set forth below, we have assumed the genuineness of all signatures, legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

     Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:
(1)	the Company Shares have been duly authorized under Delaware law and (a) when the Registration Statement becomes effective under the Securities Act, (b) when the board of directors and the pricing committee of the Company’s board of directors (the “Pricing Committee”) have taken all necessary action to approve the issuance and sale of the Company Shares, including determination of a specific number of Company Shares to be sold and a specific price for the sale of the Company Shares, (c) upon payment and delivery in accordance with the underwriting agreement in the form filed with the Commission as an exhibit to the Registration Statement and approved by the Pricing Committee, and (d) if issued as certificated shares, when certificates representing the Company Shares have been duly executed by the Company, countersigned and registered by the Company’s transfer agent/registrar and delivered on behalf of the Company, or if issued as uncertificated shares upon authorization thereof pursuant to the foregoing action of the board of directors or Pricing Committee, against payment of the agreed consideration, the Company Shares will be validly issued, fully paid and nonassessable under Delaware law;

(2)	the Selling Stockholder Shares issued and outstanding as of the date of this opinion are duly authorized, validly issued, fully paid and nonassessable under Delaware law; and

(3)	the Selling Stockholder Shares that are not issued and outstanding as of the date of this opinion have been duly authorized under Delaware law, and will, when such Selling Stockholder Shares are issued upon conversion of the Company’s Series A Preferred Stock and Series B Preferred Stock and, if issued as certificates shares, certificates representing such Selling Stockholder Shares have been duly executed by the Company, countersigned and registered by the Company’s transfer agent/registrar and delivered on behalf of the Company, or if issued as uncertificated shares upon authorization thereof by action of the board of directors or the Pricing Committee, against surrender of the certificates representing the Series A Preferred Stock and Series B Preferred Stock, be validly issued, fully paid and nonassessable under Delaware law.
     We do not express any opinion herein concerning any law other than the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing).
     We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.
     This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose. This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date the Registration Statement becomes effective under the Securities Act and we assume no obligation to revise or supplement this opinion thereafter.
Very truly yours,
FAEGRE & BENSON LLP

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